Exhibit 4.01

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	CUSIP: 22541FDL7

PRINCIPAL AMOUNT: $19,245,000
NO. 1

CREDIT SUISSE FIRST BOSTON (USA), INC.
ProNotes Linked to the Value of a Basket of Commodities

due December 22, 2008

CREDIT SUISSE FIRST BOSTON (USA), INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the Redemption Amount (as defined on the reverse hereof) on the Maturity Date (as defined on the reverse hereof).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

This Note will not pay interest.

F-1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

CREDIT SUISSE FIRST BOSTON (USA), INC.

[SEAL]	By:	/s/ Peter Feeney
		Name:	Peter Feeney
		Title:	Treasurer

CREDIT SUISSE FIRST BOSTON (USA), INC.

	By:	/s/ Grace Koo
		Name:	Grace Koo
		Title:	Managing Director

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  December 21, 2005

JPMORGAN CHASE BANK,
as Trustee

By:	/s/ Tai B. Lee
Authorized Signatory

F-2

[REVERSE OF NOTE]

CREDIT SUISSE FIRST BOSTON (USA), INC.
ProNotes Linked to the Value of a Basket of Commodities

due December 22, 2008

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture, dated as of June 1, 2001 (the “Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the Holders of the Securities.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.  This Note is one of a series designated as the ProNotes Linked to the Value of a Basket of Commodities due December 22, 2008 (the “Note”).

This Note will not pay interest.

This Note is payable in the manner, with the effect and subject to the conditions provided in the Indenture.

If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

The Indenture provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) may waive future compliance by the Company with any provision of the Indenture or the Securities of such series by written notice to the Trustee; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

The Indenture provides that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.  Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount of this Note in the manner, at the place, at the time and in the coin or currency herein prescribed.

The Securities are issuable initially only in registered form without coupons in denominations of $10,000 or any integral multiples of $1,000 in excess of that amount at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

The Securities will not be redeemable at the option of the Company prior to maturity.

The Company will not be required to pay any Additional Amounts on the Securities.

Maturity Date

The Maturity Date of the Securities is December 22, 2008 (the “Maturity Date”); however, if a market disruption event exists on the final valuation date, as determined by the Calculation Agent, the Maturity Date will be the later of December 22, 2008 and the fifth Business Day following the date on which the final basket level is calculated.

Redemption Amount

We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return.  The basket return will be based on the difference between the final basket level and the initial basket level.  How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level:

•                  If the final basket level is greater than the initial basket level, then the basket return will equal:

final basket level - initial basket level
180% *	initial basket level

Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number, and you will receive more than the principal amount of your securities at redemption.

•                  If the final basket level is less than or equal to the initial basket level, then the basket return will be zero, and you will receive only the principal amount of your securities at redemption.

For purposes of calculating the basket return, the final basket level on the valuation date will be equal to the sum of:

(i) the product of (x) .07, the weighting of the Aluminum component in the basket, and (y) the closing level of Aluminum on the valuation date divided by 2250.00, the closing level of Aluminum on December 16, 2005, the date the securities are priced for initial sale to the public;

(ii) the product of (x) .07, the weighting of the Copper component in the basket, and (y) the closing level of Copper on the valuation date divided by 4624.50, the closing level of Copper on December 16, 2005, the date the securities are priced for initial sale to the public;

(iii) the product of (x) .15, the weighting of the Crude Oil component in the basket, and (y) the closing level of Crude Oil on the valuation date divided by 58.06, the closing level of Crude Oil on December 16, 2005, the date the securities are priced for initial sale to the public;

(iv) the product of (x) .05, the weighting of the Gold component in the basket, and (y) the closing level of Gold on the valuation date divided by 505.90, the closing level of Gold on December 16, 2005, the date the securities are priced for initial sale to the public.

(v) the product of (x) .05, the weighting of the Heating Oil component in the basket, and (y) the closing level of Heating Oil on the valuation date divided by 173.20, the closing level of Heating Oil on December 16, 2005, the date the securities are priced for initial sale to the public;

(vi) the product of (x) .05, the weighting of the Lead component in the basket, and (y) the closing level of Lead on the valuation date divided by 1129.50, the closing level of Lead on December 16, 2005, the date the securities are priced for initial sale to the public;

(vii) the product of (x) .10, the weighting of the Natural Gas component in the basket, and (y) the closing level of Natural Gas on the valuation date divided by 13.633, the closing level of Natural Gas on December 16, 2005, the date the securities are priced for initial sale to the public;

(viii)  the product of (x) .06, the weighting of the Nickel component in the basket, and (y) the closing level of Nickel on the valuation date divided by 13907.00, the closing level of Nickel on December 16, 2005, the date the securities are priced for initial sale to the public;

(ix) the product of (x) .05, the weighting of the Unleaded Gasoline component in the basket, and (y) the closing level of Unleaded Gasoline on the valuation date divided by 156.89, the closing level of Unleaded Gasoline on December 16, 2005, the date the securities are priced for initial sale to the public;

(x) the product of (x) .05, the weighting of the Zinc component in the basket, and (y) the closing level of Zinc on the valuation date divided by 1819.75, the closing level of Zinc on December 16, 2005, the date the securities are priced for initial sale to the public;

(xi) the product of (x) .20, the weighting of the GSCI-ER Agriculture Index component in the basket, and (y) the closing level of GSCI-ER Agriculture Index on the valuation date divided by 59.688, the closing level of GSCI-ER Agriculture Index on December 16, 2005, the date the securities are priced for initial sale to the public; and

(xii) the product of (x) .10, the weighting of the GSCI-ER Livestock Index component in the basket, and (y) the closing level of GSCI-ER Livestock Index on the valuation date divided by 417.686, the closing level of GSCI-ER Livestock Index on December 16, 2005, the date the securities are priced for initial sale to the public.

The ‘‘initial basket level’’ equals 1.0.

The ‘‘closing level’’ for each underlying commodity and commodity index will be the price of such underlying commodity or value of such commodity index at such time as described below.

The price of “Aluminum” is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of High Grade Primary Aluminum, stated in U.S. dollars, as determined by the London Metal Exchange.

The price of “Copper” is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of Copper, stated in U.S. dollars, as determined by the London Metal Exchange.

The price of “Crude Oil” is the official settlement price for one barrel of the first nearby WTI light sweet crude oil futures contract, stated in U.S. dollars, as determined by the New York Mercantile Exchange.

The price of “Gold” is the official settlement price for one fine troy ounce of the most active nearby refined Gold futures contract, stated in U.S. dollars as determined by the COMEX Division of the New York Mercantile Exchange.

The price of “Heating Oil” is the official settlement price for one gallon of the first nearby fungible No. 2 heating oil futures contract, stated in U.S. dollars, as determined by the New York Mercantile Exchange.

The price of “Lead” is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of Lead, stated in U.S. dollars, as determined by the London Metal Exchange.

The price of “Natural Gas” is the official settlement price for one MMBTU of the first nearby Henry Hub natural gas futures contract, stated in U.S. dollars, as determined by the New York Mercantile Exchange.

The price of “Nickel” is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of Nickel, stated in U.S. dollars, as determined by the London Metal Exchange.

The price of “Unleaded Gasoline” is the official settlement price for one gallon of the first nearby Phase II complex model reformulated gasoline futures contract, stated in U.S. dollars, as determined by the New York Mercantile Exchange.

The price of “Zinc” is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of Special High Grade Zinc, stated in U.S. dollars, as determined by the London Metal Exchange.

The price of the “GSCI-ER Agriculture Index” is the value of the GSCI Agriculture Excess Return Index as published on Reuters.

The price of the “GSCI-ER Livestock Index” is the value of the GSCI Livestock Excess Return Index as published on Reuters.

The “valuation date” will be December 17, 2008; however, if the calculation agent determines that on the valuation date a market disruption event exists, then the valuation date will be postponed to the first succeeding business day on which the calculation agent determines that no market disruption event exists, unless the calculation agent determines that a market disruption event exists on each of the five business days immediately following the valuation date.  In that case, the fifth business day after the original valuation date will be deemed to be the valuation date notwithstanding the existence of a market disruption event, and the calculation agent will determine the basket level for the valuation date on that fifth succeeding business day.

A ‘‘business day’’ is any day on which the relevant futures contract or commodity index is published and on which the offices of Goldman, Sachs & Co. in New York, New York are open for business.

A ‘‘market disruption event’’ is the occurrence on any date or any number of consecutive dates of any one or more of the following circumstances:  (a) the termination or suspension of, or material limitation or disruption for at least two hours in the trading of a commodity or a futures contract thereon included in the underlying basket or any commodity or a futures contract thereon underlying the GSCI-ER Livestock Index or GSCI-ER Agriculture Index that prevents the relevant exchange on which such commodity is traded from establishing an official settlement price for such commodity or contract as of a regularly scheduled settlement time; (b) the settlement price for any commodity or a futures contract thereon included in the underlying basket or commodity underlying the GSCI-ER Livestock Index or GSCI-ER Agriculture Index is a ‘‘limit price,’’ which means that such settlement price for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules; (c) failure by the applicable exchange or other price source to announce or publish the settlement price for any commodity or a futures contract thereon included in the underlying basket or commodity underlying the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index; and (d) failure of Goldman, Sachs & Co. to publish the value for the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index, subject to certain adjustments described below.

Market Disruption Events

If the calculation agent determines that a market disruption event exists in respect of a commodity included in the underlying basket or the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index (together the ‘‘basket components’’), then the valuation date for such basket component will be postponed to the first succeeding business day on which the calculation agent determines that no market disruption event exists, unless the calculation agent determines that a market disruption event exists on each of the five business days immediately following the valuation date.  In that case, (a) the fifth succeeding business day after the original valuation date will be deemed to be the valuation date, notwithstanding the market disruption event, and (b) the calculation agent will determine the settlement price for such basket component in a commercially reasonable manner.  The valuation date for each basket component not affected by a market disruption event will be the scheduled valuation date.

In the event that a market disruption event exists on the valuation date, the maturity date of the securities will be the later of December 22, 2008 and the fifth business day following the day on which the final basket level is calculated.  No interest or other payment will be payable because of any such postponement of the maturity date.

Adjustments to the calculation of the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index

If either the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index is not calculated and announced by Goldman, Sachs & Co. but (a) is calculated and announced by a successor acceptable to the calculation agent or (b) is replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the GSCI-ER Livestock Index or GSCI-ER Agriculture Index, as the case may be, then the GSCI-ER Livestock Index or GSCI-ER Agriculture Index, as applicable, will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor index to the registered holders of the securities in the manner set forth below.

If (x) on or prior to the valuation date Goldman, Sachs & Co. makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index or in any other way materially modifies the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index or (y) on the valuation date Goldman, Sachs & Co. (or a successor sponsor) fails to calculate and announce the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index and there is no comparable index available, then the calculation agent will calculate the redemption amount using, in lieu of a published level for the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index, as the case may be, the level for the index as on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index, as the case may be, last in effect prior to that change or failure, but using only those commodities that comprised the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index, as the case may be, immediately prior to that change or failure.  Notice of adjustment of the GSCI-ER Livestock Index or the GSCI-ER Agriculture Index will be provided by the trustee in the manner set forth below.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Events of Default and Acceleration

In case an Event of Default (as defined in the Indenture) with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (in accordance with the acceleration provisions set forth in the Indenture) will be determined by the Calculation Agent and will equal, for each Note, the arithmetic average, as determined by the Calculation Agent, of the fair value of the Securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse First Boston LLC or any of the Company’s other subsidiaries or affiliates) as will make such fair value determination available to the Calculation Agent.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the Redemption Amount hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

The calculation agent for the Securities (the “Calculation Agent”) is Credit Suisse First Boston International.  The calculations and determinations of the Calculation Agent will be final and binding upon all parties (except in the case of manifest error).  The Calculation Agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

Terms used herein that are defined in the Indenture and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

                                                                                                                                                                                           Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE:The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.